                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION
                                       OF
                            AMTECH WORLD CORPORATION

                                    ARTICLE I

      The name of the Corporation is Amtech World Corporation.

                                   ARTICLE II

      The name of the Corporation's registered agent and the address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

                                   ARTICLE IV

      The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Thousand (100,000) shares of Common Stock, $.01 par value,

                                    ARTICLE V

      The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors constituting the initial Board of Directors is three (3), and the names of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are duly elected and qualified are as follows:

    Director                     Address
-------------------    ---------------------------
David P. Cook          4514 Cole Ave., Suite 1200
                       Dallas, Texas  75205

Kenneth W. Anderson    4514 Cole Ave., Suite 1200
                       Dallas, Texas  75205

Gary L. Seawright      2530 Camino Entrada
                       Santa Fe, New Mexico  87505

                                   ARTICLE VI

      In furtherance and not limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                   ARTICLE VII

      The incorporator is William E. Stone, III whose mailing address is 2000 Lincoln Plaza, 500 North Akard, Dallas, Texas 75201.

                                  ARTICLE VIII

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal of modification.

                                   ARTICLE IX

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except for a proceeding brought by an indemnitee to enforce his rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

      B. If a claim under this Article is not paid in full by the Corporation within a reasonable time after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

      C. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      D. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      E. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

      No stockholder of the Corporation will be entitled to cumulative voting with respect to the election of directors or, by reason of his holding shares of any class of capital stock of the Corporation, have any preferential rights to purchase or subscribe to any shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, warrants, options or other securities of the Corporation, now or hereafter to be authorized.

                                   ARTICLE XI

      Any amendment to this Certificate of Incorporation, any merger or consolidation of this Corporation with or into another corporation or joint-stock or other association, any sale, lease or exchange of all or substantially all the assets of this Corporation, any dissolution of this Corporation or any alteration of the powers, preference or special rights of the shares of any class of the capital stock of this Corporation shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 21st day of October, 1987.

                                  /s/ William E. Stone, III
                                  -------------------------
                                  William E. Stone, III

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                            AMTECH WORLD CORPORATION

      The Board of Directors of: AMTECH WORLD CORPORATION a Corporation of the State of Delaware, on this 1st day of March, A.D. 1996, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

      AMTECH WORLD CORPORATION a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Ronald A. Woessner , Vice President this 18th day of March A.D. 1996.

                                  Amtech World Corporation

                                  /s/ Ronald W. Woessner
                                  ----------------------
                                  Authorized Officer
                                  Ronald W. Woessner